EXHIBIT 5






                                            November 25, 1997
                                            12742-40


Meditrust Corporation
197 First Avenue, Suite 300
Needham, MA 02194

Meditrust Operating Company
197 First Avenue, Suite 100
Needham, MA  02194

Gentlemen:

         Reference is made to the Joint Registration Statement on Form S-3 (the "Registration Statement"), which Meditrust Corporation, a Delaware corporation, and Meditrust Operating Company, a Delaware corporation (together, the "Companies"), have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 650,000 shares of the Companies' paired common stock, par value $.10 (the "Shares"), to be offered from time to time by certain selling stockholders as set forth in the Registration Statement.

         We have acted as counsel for the Companies in connection with the Registration Statement and are familiar with the proceedings taken and proposed to be taken by the Companies in connection with the authorization, registration, sale and issuance of the Shares. We have examined the Certificates of Incorporation and By-laws of each of the Companies and all amendments thereto, and certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Companies' officers, directors and agents, we are of the opinion that:

         The Shares have been duly authorized by all necessary corporate action on the part of the Companies, have been validly issued, and are fully paid and non-assessable.

         We understand that this opinion letter is to be used in connection with the Registration Statement as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                            Very truly yours,



                                            Nutter, McClennen & Fish, LLP


MJB/PRE/NCH/nab